CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [*******].

DATED	8th February	1988

THE COUNCIL OF THE CITY
OF MANCHESTER

- and -

V.G. INSTRUMENTS GROUP LIMITED

LEASE

-of-

land situate at
Crewe Road Wythenshawe
in the City of Manchester

Town Clerk
Town Hall
Manchester
M60 2LA

LC/EM3/CP/55936

1103CMM/SP

H.M. LAND REGISTRY

land Registration Acts - 1925 to 1971
County - Greater Manchester
District - City of Manchester Registered Title No.

land situate at Crewe Road Wythenshawe in the
City of Manchester

Parties
THIS LEASE made the eighth day of February 1988 Between (1) THE COUNCIL OF THE CITY OF MANCHESTER ("the Lessors") and (2) V G INSTRUMENTS GROUP LIMITED having its Regjstered Office at 29 Brighton Road Crawley West Sussex Rh10 6AE ( "the Lessee")
Interpretation
1. 0 IN THIS LEASE where the context so requires or admits
1.1"the Lessors" includes the persons for the time being entitled to the reversion expectant on the determination of the term hereby granted
1.2"the Lessee" includes the persons deriving title under the Lessee
l. 3     "the Plot of land" means All that plot of land fronting to

Crewe Road and Wythenshawe Road Wythenshawe in the City of Manchester containing an area of 1.455 hectares or thereabouts and delineated and described on the plan annexed hereto numbered A2652/6 and thereon edged red
1.4 "the building" means the building with the outbuildings boundary fences or hedges forecourt hedges or fences and other appurtenances thereto recently erected at the expense of the Lessee on the plot of land
1.5 “the demised premises” means both the plot of land and the building together with any alterations or additions thereto
2.0 WITNESSETH as follows:
Demise/Parcels/Reservations/Term
2.1 In consideration of the sum of [*******] paid by the Lessee to the Lessors (the receipt of which sum is hereby acknowledged) and in consideration of the yearly rent hereinafter reserved and of the Covenants by the Lessee and the conditions hereinafter contained the Lessors in Exercise of all powers enabling them hereby demise unto the Lessee ALL THAT the plot of land Except thereout any public sewers laid therein TOGETHER with (by way of demise and not of exception) the building AND TOGETHER WITH (a) a right of way for the Lessee the owners or occupiers for the time being of the demised premises and their respective servants and licensees (in common with he Lessors and all other persons having the like right) at all times with or without vehicles for all purposes connected with the use and enjoyment of the demised premises (but not for any other purpose whatsoever) to pass and repass along the roadway leading from Moor Road to the said plot of land known as Crewe Road and shown coloured yellow on the plan (b) the free passage and running of water soil gas and electricity through the pipes sewers drains watercourses cables and services now being in or under the adjoining land known as Crewe Road and shown coloured yellow on the plan annexed hereto and the right to make connections thereto or any of them for the purpose of exercising the said right including full rights of access thereto to all times after seven days previous notice in writing to the Lessors (except in the case of emergency) for the purpose of inspecting maintaining renewing repairing and cleansing the same annexed hereto EXCEPT AND RESERVING to the Lessors ALL mines minerals and mineral substances (other than coal and mines of coal as defined by the Coal Act 1938) in or under the plot of land belongs to the Lessors with full power to work and get such mines minerals and mineral substances by underground workings only and without any obligations to leave any subjacent or lateral support for the surface or any buildings for the time being erected thereon or for any adjoining minerals and from time to time or at any time to do all acts and things necessary or proper for working or getting such mines minerals and mineral substances and any adjoining mines minerals and mineral substances but so nevertheless that nothing herein contained shall confer on the Lessors any right to enter on the surface and that proper compensation shall be paid to the Lessee for any damage to the surface or to any buildings thereon by reason of the exercise of the powers and rights hereby reserved by the amount of such compensation in case of dispute to be settled by one independent person to be appointed in accordance with the provisions of the Arbitration Act 1950 to 1979 or any statutory modification or re-enactment thereof AND ALSO EXCEPT AND RESERVING to the Lessors free passage and drainage of water sewage and soil coming from or off any land or buildings erected and built or to be erected and built contiguous or near to the demised premises through the sewers drains pipes conduits and watercourses which are now or may within the period of eighty years from the date hereof (which shall be the perpetuity period applicable hereto) be in or under the plot of land TO HOLD (except and reserved as aforesaid) unto the Lessee for the term of 150 years from the first day of December 1988 (SUBJECT to the covenants and otherwise as more particularly contained in a Conveyance dated the 7th day of March 1927 made between (1) Robert Henry Grenville Tatton (2) Thomas Francis Egerton Sir Harry Stapleton Mainwaring and (3) The Lord Mayor Aldermen and Citizens of the City of Manchester so far as the same relate to or affect the demised premises and remain enforceable And subject also to:
(i)the term of years reserved by an Underlease dated the 2nd day of January 1987 made between (1) the Lessors and (2) The North West Electricity Board in respect of the land situated within and forming part of the plot of land and which is more particularly delineated and described on the plan annexed hereto and numbered A2662/6 and thereon edged purple
(ii)the respective user rights of The North West Water Authority and the North West Electricity Board in respect of the sewers and electricity cables laid in the parts of the plot of land hatched brown hatched purple horizontally hatched purple and shaded mauve respectively on the plan annexed hereto and numbered A2662/6
(iii)the respective rights of the said Authority and the said Board to enter the land hereinbefore mentioned (whichever may be the case) to inspect maintain cleanse repair renew divert conduct work or manage such sewers or electricity cables and sub-station fencing making good any damage or loss caused by the exercise of such rights or any of them and restoring the surface of the said land YIELDING AND PAYING unto the Lessors throughout the said term the yearly rent of a [*******] if demanded
Lessees covenants
3.0 THE Lessee hereby covenants with the Lessors as follows:
Rent /rates and taxes
3.1 To pay the yearly rent hereby reserved at the times and in the manner hereinbefore appointed and also to pay and discharge all rates taxes assessments charges duties impositions and outgoings whatsoever which now are or during the said term shall be charged assessed or imposed on the demised premises or the landlord or the tenant in respect thereof except tax payable by the Lessors as a result of any dealing with any reversion immediately or mediately expectant on the term hereby granted
Easement Area
3. 2 Not without the previous consent in writing of the Lessorsto (a) erect any building or projection whatsoever on the parts of the plot of land shown as a brown line hatched brown hatched purple horizontally hatched purple and shaded respectively on the plan annexed hereto or do or permit to be done anything which could damage or impede the maintenance rights or the function of the surface water sewer and electricity cable laid in such land or
Proportion of site to be occupied by buildings
(b) build over the plot of land to a greater than one third

thereof nor erect any part of the building nearer than 3 metres from the side and rear boundaries of the plot of land

To repair
3.3 From time to time and at all times during the said term at the expense of the Lessee well and substantially to repair maintain and cleanse and in all respects keep in good and substantial repair and condition the demised premises and the fixtures and the same so repaired maintained cleansed and kept at the end or sooner determination of the said term peaceably to surrender and yield up unto the Lessors
To paint
3.4 Once in every four years of the said term properly to paint to the reasonable satisfaction of the Lessors all such parts of the outside of all buildings and any fences railings or other erections on the plot of land as are usually painted and once in every seven years of the said term properly to paint and decorate to the reasonable satisfaction of the Lessors all such parts of the inside of such buildings as are usually painted and decorated

To keep demised premises in order etc.
3.5 To keep all parts of the demised premises generally in proper and neat order and condition and properly to maintain keep satisfaction of the Lessors any grass lawns flowering shrubs bushes and dwarf hedges within the demised premises
No alterations
3. 6 Not without the consent in writing of the Lessors such consent not to be unreasonably withheld to make any addition improvement or alteration to the demised premises such as to change the character exterior design or appearance of the same or of any addition thereto or affect the load bearing capacity of the structure of the demised premises nor without the previous consent in writing of the Lessors such consent not to be unreasonably withheld to erect or maintain or suffer to be erected or maintained upon the said plot of land any building erection wall or fence of any kind whatsoever other than and except the demised premises and if any consent shall be given under this sub-clause to carry out all such additions improvements or alterations in accordance with plans sections elevations and specifications to be prepared by a Registered Architect (who shall supervise the work throughout to completion) and with materials previously approved of in writing by the Lessors (such approval not to be unreasonably withheld)
User
3. 7 For to use the plot of land for any other purpose than as the site of the building nor without the consent in writing of the Lessors (such consent not to be unreasonably withheld) use the building for any purpose other than the manufacture assembly and testing of mass spectrometers
Nuisance
3.8 Not to let or use the demised premises or any part or parts thereof or permit or suffer the same to be let or used for a club or for the manufacture distribution sale or supply of intoxicating liquors for consumption on or off the demised premises nor for any noxious offensive noisy or dangerous trade business pursuit or occupation or for any purpose or in any manner which may be deemed by the Lessors to be a nuisance damage grievance or annoyance to the Lessors or their tenants or to the owenrs lessee or lessees tenant or tenants of any of the adjoining property or the neighbourhood or to be detrimental to the neighbourhood Provided that the carrying on in a proper manner of the trade or business referred to in the last proceding sub-clause hereof shall not be deemed to be a breach of this covenant
Not to store in open
3. 9 Not at any time without the consent in writing of the Lessors to use any part of the plot of land not occupied by the building for the open storage of goods or materials of any nature whatsoever and to comply with any conditions subject to which any such consent may be given
Encroachments
3.10 To take all necessary steps to prevent any encroachment upon the demised premises or the acquisition of any new right to light passage drainage or other easement over under or upon the demised premises which shall come to the knowledge of the Lessee and to give notice to the Lessors of any threatened encroachments or attempt to acquire any such easement and to cooperate in all reasonable respects with the Lessors in taking any measures the Lessors may deem necessary (including legal action) to resist such encroachment or the acquisition of any such easement
As to waste material
3.11 Not to deposit place or store any bins crates cartons boxes or any receptacle for waste nor any such waste material in such manner as to be visible from any part of the street or road but maintain any such receptacles or material as aforesaid within the boundary walls of the demised premises
To preserve tress
3.12 Not to damage or cut down or remove any trees or shrubs growing on the said plot of land without first obtaining the written consent of the Lessors other than pruning or the removal of dead timber and/or shrubs
Smokeless fuel
3.13 (a) Not to erect or install in or upon the demised premises any furnace boiler or other fuel burning apparatus (other than domestic apparatus consuming gas or electricity) without the previous written consent of the Lessors and to use and maintain any apparatus so installed and any alteration or addition thereto to the reasonable satisfaction of the Lessors
(b) Not to use or suffer to be used negligently inefficiently improperly any furnace boiler or other fue1 burning apperatus so as to cause or permit any noxious or offensive smoke effluvia gas vapor or grit to be emitted from the same
(c) Not to claim exemption under any Smoke Control Order or any similar order regulation bye-law or enactment made by the Lessors in t heir capacity of the Local Authority or by another proper Authority
No advertising or billposting station
3.14 Not to use any walls gable ends of buildings fences upon or enclosing the plot of land or any notice board sign or hoarding for the posting of bills or advertisements and not to use the demised premises for the purpose of an advertising or billposting station and in case of any breach of this covenant the Lessors shall in addition to any other remedy they may possess have the right at any time without notice to the Lessee or the occupier or occupiers to enter upon the demised premises and to remove any bills advertisements or posters displayed or exhibited in contravention of this convenant Provided always that the Lessors shall not refuse their consent to the display on the demised premises of one advertisement indicating the Lessee's nature of business unless such advertisement shall be of such a nature as the Lessors shall take objection to on the ground of unsightliness or disfigurement of the neighbourhood or on other reasonable grounds
Compliance with acts
3.15 To execute all such works as are or may under or in pursuance of any Act of Parliament already or hereafter to be passed be directed or required by any local or public authority to be executed at any time during the said term upon or in respect of the demised premises whether by the Lessors or the Lessee and to comply with all Acts of Parliament and observe and perform all the regulations and byelaws and other requirements of any public authority in respect of the demised premises
Inspection
3.16 To permit the Lessors by their officers and servants with or without workmen or others at reasonable times upon prior written notice save in the case of emergency to enter upon the demised premises to view the state and condition thereof and also at any reasonable time upon prior written notice during the last seven years of the said term to take a schedule of the Landlord’s fixtures therein and to repair and make good all defects and wants of reparation which shall on any such inspection be discovered for which the Lessee is responsible under the provisions of this Lease and of which notice in writing shall be given to the Lessee or left for the Lessee at or upon the demised premises within two calendar months after the fiving of such notice Provided that in case the Lessee makes default in complying with the requirements of any notice given by the Lessors within the aforesaid period then in addition to any other remedy they may possess it shall be lawful for the Lessors to enter into and upon the demised premise and to execute or cause to be executed the works comprised or referred to in the said notice and to recover from the Lessee the actual costs thereof and charges incurred in connection therewith as rent in arrear
Insurance
3.17 (a) To insure the demised premises from loss or damage by fire explosion lightning storm tempest and aircraft including articles dropped therefrom and any other risks from time to time reasonably required by the Lessors to the full replacement value thereof in the joint names of the Lessee and the Lessors as co-insureds in some well-established insurance office in Great Britain approved of in writing by the Lessors and during the said term to keep the same so insured and to pay all premiums necessary for that purpose within fourteen days after the same shall have become due and upon the request of the Lessors from time to time to produce the policy of such insurance and the receipt for the premium for the then current year
(b)If the demised premises or any part or parts shall be destroyed or damaged and as often as the same shall be so destroyed or damaged forthwith to lay out the money received in respect of such insurance in rebuilding and reinstating the Same under the direction and to the reasonable satisfaction of the Lessors and in case such money shall be insufficient for such purpose to make good such deficiency
(c)If the Lessee shall at any time fail to insure or keep insured the demised premises or to produce the policy of insurance and the receipt for the current year’s premium as hereinbefore provided the Lessors may do all things necessary to effect or maintain such insurance and all money expended by the Lessors for that purpose shall be repaid by the Lessee to the Lessors on demand with interest while unpaid in accordance with Clause 4.5 hereof and such money and interest and all incidental costs incurred by the Lessors shall until payment be recoverable as rent in arrear
(d)If at any time the Lessee desires to effect an insurance on the demised premises otherwise than in compliance with the terms of this Lease the Lessee shall first obtain the consent in writing of the Lessors and shall hold all money received by the Lessee in respect of any such insurance in trust for the Lessors to be paid to the Lessors and to be applied by them (so far as may be required) in reinstatement of the demised premises
(e)Not to do or suffer to be done anything which may prejudice any such insurance as aforesaid nor without the consent in writing of the Lessors (which consent shall not be unreasonably withheld) to keep or permit to be kept on the demised premises materials of a dangerous or explosive nature or do or suffer to be done anything whereby the insurance premium for adjacent premises shall require to be increased
Not to assign etc.
3.18 (a) not to assign part only (as opposed to the whole) of the demised premises
(b)Not to part with or share the possession or occupation of all or any part of the demised premises for all or any part of the term save as permitted pursuant to the provisions of sub-clause (c) below PROVIDED ALWAYS that the occupation of the demised premises or any part thereof by a wholly owned subsidiary or associated company of the lessee shall not constitute a breach of this Clause

(c) Not to assign the whole of the demised premises nor to sub-demise the whole or any part of the demised premises without the previous written consent of the Lessors provided always that every permitted underlease shall contain covenants on the part of the underlessee or underlessees as follows
(i)An absolute covenant not to assign part only (as opposed to the whole) of the underlet premises or to part with or share possession or occupation of the whole or any part thereof other than in accordance with sub-clause (ii) hereof
(ii)A qualified covenant not to assign the whole of the underlet premises or underlet the whole or any part of the underlet premises without the consent in writing of the I,essors
Notice of assignment
3.19Upon every assignment or sub-demise (except by way of mortgage) or devolution of the demised premises or any part thereof within one calendar month afater the assignment sub-demise or devolution to give to the Town Clerk of the Lessors notice in writing thereof specifying the name and address of the assignee sub-lessee or personal representative or other person in whom the term or any part thereof may have become vested and to produce the assignment sub-demise or evidence of devolution at at the Office of the said Town Clerk for registration and for such consent and registration to pay a reasonable fee
Acquisition of rights
3.20 That the Lessee shall not (save as herein provided or under a written agreement of the Lessors) acquire any right of light air way support watercourse drainage or other easement over under or through any adjoining or neighbouring land of the Lessors
Indemnify re covenants
3.21 For the purpose of affording to the Lessors a full and sufficient indemnity but not further or otherwise at all times during the said term to duly observe and perform the covenants and the conditions subject to which this demise is made so far as all such covenants and conditions are still subsisting and capable of being enforced and relate to or affect the demised premises and to keep the Lessors indemnified from and against all actions proceedings costs damages claims and demands whatsoever in respect of the non-observance or non-performance thereof
Cost of LPA notices
3.22 To pay all reasonable expenses including legal costs and Surveyor’s fees incurred by the Lessors incidental to the preparation and service of a Notice under Section 146 of the Law of Property Act 1925 or incurred in or in contemplation of proceedings under Section 146 or 147 of that Act notwithstanding in any such case forfeiture is avoided otherwise than by relief by the Court
To comply with statues etc.
3.23 At all times during the said term to comply in all respects with the provisions and requirements of the Town and Country Planning Acts and all other Acts of Parliament hereafter enacted related to Town Planning and all regulations or orders made thereunder whether as to the permitted use hereunder or otherwise and to indemnify and keep the Lessors indemnified against all liability in respect of any acts or omissions by the Lessee in contravention hereof including costs and expenses in respect of such matters and forthwith to produce to the Lessors on receipt of notice thereof any notice order or proposal therefor made given or issued to the Lessee by a Planning Authority under or by virtue of the said Acts or any of them affecting or relating to the demised premises
Costs in abating nuisance etc.
3.24To pay all costs charges and expenses incurred by the Lessors in abating a nuisance and executing all such works as may be necessary for abating a nuisance or for remedying any other matter in connection with the demised premises in obedience to any notice served by any local or public authority
Costs for consents licenses etc.
3.25Save where otherwise provided in this Lease to pay to the Lessors all reasonable Solicitors’ costs and Surveyors’ fees incurred by the Lessors attendant upon or incidental to every application made by the Lessee for a consent or license herein required or made necessary whether the same be granted or refused or or proffered subject to any lawful qualification or condition or whether the application be withdrawn
Load bearing
3.26    Not to install or bring or leave upon the demised premises any article of any description whatsoever which would cause any greater strain to be placed upon any part of the demised premises than that which the demised premises are capable of bearing
Not to obstruct drains
3.27     Not to stop up or obstruct or permit or suffer to be stopped up or obstructed or permit or suffer oil grease or other deleterious matter to enter the drains and sewers pipes channels and watercourses of the demised premises
To indemnify Lessors
3. 28 To indemnify the Lessors against all actions cost claims demands and liability whatsoever in respect of injury (including fatal injury) or damage to any person or property due to or arising from the act default or negligence of the Lessee or the Lessee's agents or servants or licensees or trustees of the Lessee
3.29     During the subsistence of the term hereby granted to rebuild or replace or cause to be rebuilt or replaced once and in accordance with plans sections elevations specifications and Detailed drawings and of materials previously approved by the Lessors (such approval not to be unreasonably withheld) to the reasonable satisfaction of the Lessors expressed in writing the building
4.0 PROVIDED ALWAYS that: -
Lessors may obstruct lights etc.
4.1 It shall be lawful for the Lessors their lessee or lessees tenant or tenants at any time during the said term to erect rebuild or alter any buildings or erections facing adjoining or near to the demised premises to any extent and in any manner they may think fit notwithstanding that the buildings so erected rebuilt or altered may obstruct or interfere with any light or air for the time being appertaining to or enjoyed with the demised premises or any part thereof
Sale or Lease of adjoining
4. 2 The Lessors may sell or lease any land adjoining or near to the demised premises free from any obligations or restrictions similar to the obligations or restrictions hereby imposed and any obligations or restrictions in relation to any adjoining or neighbouring land may be wholly or partially released or any breach thereof waived without thereby releasing the Lessee from any of the covenants or provisions herein contained or giving to the Lessee any right of action against the Lessors or any other person or persons
Re-entry
4.3 If there shall be any breach non-performance or non-observance of any of the covenants herein contained and on the Lessee’s part to be observed and performed then and in every such case it shall be lawful for the Lessors into and upon the demised premises for the time being thereon or any part thereof in the name of the whole to re-enter and thereupon this demise shall absolutely determine without prejudice to any right of action or remedy of the Lessors in respect of any breach non-performance or non-observance of any of the covenants by the Lessee herein contained
Avoidance of doubt re Lessors' Powers
4.4 For the avoidance of doubt nothing herein contained or implied shall prejudice or affect the Lessors rights powers duties and obligations in the exercise of their functions as a local auathority planning authority or in any other capacity whatsoever nor relieve the Lessee from the necessity to obtain all such approvals or consents as may from time to time be requisite from the Lessors in any such capacity as aforesaid and the rights powers duties and obligations of the Lessors under all public and local statutes bye-laws orders and regulations may be as fully and effectually exercised in relation to the demised premises or any part thereof as if they were not the reversioners and this Lease had not been executed by

Interest on unpaid sums
4.5 All sums payable hereunder by the Lessee to the Lessors shall from the date due to the date paid carry interest while unpaid at a rate equivalent to two per cent above the base rate charged by the Lessors Bankers from time to time and this clause shall operate notwithstanding and without prejudice to the Lessors rights or re-entry and to determine this Lease for non-payment of such sums or breach of covenant
Lessors covenant for quiet enjoyment
5.0    THE LESSORS hereby covenant with Lessee (i) that the Lessee paying the rent hereby reserved and observing and performing the covenants and conditions herein contained and on the part of the Lessee to be observed and performed may quietly possess and enjoy the demised premises during the said term without any lawful interruption from or by the Lessors or any person rightly claiming from or under them (ii) until the same shall be adopted as maintainable at the public expense to light and comport all ways roads pavements (including the roadway shown coloured yellow on the plan annexed hereto) sewers drains pipes channels watercourses wires and cables which shall form part of or serve or be used by the demised premises in common with other adjoining or neighbouring premises
Notices
6.0     THE regulations as to notices contained in Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 apply to this Lease
Marginal notes
7.0      THE marginal notes shall not affect the construction hereof

IN WITNESS whereof the Lessors and the Lessee have hereunto affixed their respective Common Seals the day and year first before written

THE COMMON SEAL of THE COUNCIL
OF THE CITY 0F MANCHESTER was
hereunto affixed in pursuance
of an Order of the Council of
the said City:-

/s/

Authorised Signatory